Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of May 22, 2023, by and between CohBar, Inc., a Delaware corporation (the “Company”) and K&V Investment Two, LLC, a Florida limited liability company (including its successors and assigns, the “Purchaser”).

BACKGROUND:

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. The Purchaser wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions stated in this Agreement, an aggregate of up to 15,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of the Company, subject to adjustment pursuant to Section 7.18.

C. Concurrent with the Initial Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

D. Concurrent with the execution and delivery of this Agreement, the Company is entering into an Agreement and Plan of Merger by and among the Company, Chimera MergeCo, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“Merger Sub”) and Morphogenesis, Inc., a Delaware corporation (“Morphogenesis”), in substantially the form attached hereto as Exhibit C (the “Merger Agreement”), pursuant to which Morphogenesis will become a wholly-owned Subsidiary of the Company by way of merger (the “Merger”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Company Counsel” means Gibson, Dunn & Crutcher LLP.

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge, or the knowledge that would have been acquired after reasonable inquiry, of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement. With respect to any matters relating to Intellectual Property, such awareness or reasonable expectation to have knowledge does not require any such individual to conduct or have conducted or obtain or have obtained any freedom to operate opinions of counsel or any Intellectual Property rights clearance searches.

“Company Legacy Assets” means the tangible and intangible assets primarily used in or primarily related to the development and optimization of novel therapeutics that are analogs of mitochondrial derived peptides, including without limitation the Company’s CB4211 candidate and CB5138 Analogs.

“Contract” means, with respect to any Person, any written agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Employee Plan” means any employee plan that the Company or any of its Subsidiaries (i) sponsors, maintains, administers, or contributes to, or (ii) provides benefits under or through, or (iii) has any obligation to contribute to or provide benefits under or through, or (iv) with respect to which have any liability, or (v) utilizes to provide benefits to or otherwise cover any current or former employee, officer, director or other service provider of the Company or any of its Subsidiaries (or their spouses, dependents, or beneficiaries).

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, exclusive license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, supra-national or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority) or (d) self-regulatory organization (including Nasdaq).

“Initial Closing Shares” means, in aggregate, the shares of Common Stock purchased by the Purchaser on the Initial Closing Date in accordance with the terms and conditions herein.

“Initial Subscription Amount” means the aggregate amount to be paid for the Initial Closing Shares purchased hereunder as indicated on Annex A opposite the Purchaser’s name, in United States dollars and in immediately available funds.

“Law” means any federal, state, national, supra-national, foreign, local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including under the authority of Nasdaq or the Financial Industry Regulatory Authority).

“Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole, or (B) materially impairs the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that in the case of clause (A) only, Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes or conditions generally affecting the industries in which the Company and its Subsidiaries operate, or the economy or the financial, debt, banking, capital, credit or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (2) the outbreak or escalation of war or acts of terrorism or any natural disasters, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing, or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Authority in response thereto, (3) changes in Law or GAAP, or the interpretation or enforcement thereof, (4) the public announcement of this Agreement, or (5) any specific action taken (or omitted to be taken) by the Company at or with the express written consent of the Purchaser or in connection with the transactions contemplated by the Merger Agreement; provided, that, with respect to clauses (1), (2) and (3), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its Subsidiaries operate.

“Nasdaq” means The Nasdaq Stock Market.

“Ordinary Course of Business” means, in the case of the Company, such actions taken in the ordinary course of its normal operations and consistent with its past practices; provided, however, that the Ordinary Course of Business of the Company shall also include actions required to effect and effecting, in one or more transactions, the sale, divestiture, licensing or winding down of the Company Legacy Assets or the sale, license or other disposition of any or all of the Company Legacy Assets.

“Permitted Encumbrances” means (i) Encumbrances for current Taxes not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves has been made in accordance with GAAP on the Company’s audited balance sheet as of December 31, 2022 included in the Company’s Annual Report on Form 10-K filed with the Commission on March 9, 2023, as amended; (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Encumbrances arising in the Ordinary Course of Business of the Company consistent with past practice; (iii) Encumbrances arising out of the sale or license of any Company Legacy Assets; and (iv) any such matters of record, Encumbrances and other imperfections of title that do not, individually or in the aggregate, materially detract from the value of the assets or properties subject thereto or materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company or any of its Subsidiaries as currently conducted.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and each of the Closing Dates, shall be the Nasdaq Capital Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchaser of the Registrable Securities.

“Reporting Period” means the period commencing on the Initial Closing Date and ending with respect to the Purchaser on the earliest of: (i) the date as of which the Purchaser may sell all of the Shares purchased hereunder under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; (ii) the second anniversary of the Initial Closing Date, or (iii) the date on which the Purchaser shall have sold all of the Shares purchased hereunder.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Second Closing Shares” means, in aggregate, the shares of Common Stock purchased by the Purchaser on the Second Closing Date in accordance with the terms and conditions herein.

“Second Subscription Amount” means the aggregate amount to be paid for the Second Closing Shares purchased hereunder as indicated on Annex A opposite the Purchaser’s name, in United States dollars and in immediately available funds.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any subsidiary of the Company, and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means TSX Trust, the current transfer agent of the Company, or any successor transfer agent for the Company.

“Wind-Down Activities” means any actions taken to effect the winding down of the Company’s research and development, clinical development or intellectual property prosecution and maintenance activities.

ARTICLE II
PURCHASE AND SALE

2.1 Purchase and Sale. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, the Company will sell to the Purchaser, and the Purchaser will purchase the number of Initial Closing Shares set forth opposite the name of the Purchaser under the heading “Initial Number of Shares Purchased” on Annex A attached hereto at a price of $2.00 per Initial Closing Share for an aggregate purchase price of $15,000,000 (the “Initial Purchase Price”) and the Company will issue and sell to the Purchaser the number of Initial Closing Shares, all subject to any adjustments as contemplated by Section 7.18 herein. On a date after the Initial Closing Date and in any event no later than the six month anniversary of the Initial Closing Date, upon the terms and subject to the conditions set forth herein (the “Second Closing Date”), at the election of the Purchaser and with at least five Business Days advance notice to the Company by the Purchaser (such notice, an “Election Notice”), the Company will issue and sell to the Purchaser, and the Purchaser will purchase the number of Second Closing Shares set forth opposite the name of the Purchaser under the heading “Second Number of Shares Purchased” on Annex A attached hereto at the same price per share as the Initial Closing Shares were purchased in the Initial Closing for an aggregate purchase price of up to $15,000,000 (the “Second Purchase Price” and together with Initial Purchase Price, the “Purchase Price”), all subject to any adjustments as contemplated by Section 7.18 herein. Notwithstanding anything to the contrary herein, the Purchaser’s right to provide an Election Notice and purchase the Second Closing Shares shall automatically terminate upon the failure of the Purchaser to provide an Election Notice on or before the six month anniversary of the Initial Closing Date. For the avoidance of doubt, the Purchaser shall not be entitled to receive the contingent value rights (the “CVRs”) distributed to certain stockholders of the Company pursuant to the Merger Agreement and the CVR Agreement (as defined in the Merger Agreement) in respect of any Shares purchased or held by the Purchaser and the Purchaser waives any rights to the CVRs with respect to such Shares.

2.2 Closings.

(a) Closings. Upon the satisfaction of the conditions set forth in Article V, the closing of the purchase and sale of the Initial Closing Shares (the “Initial Closing”) shall take place remotely via exchange of executed documents and funds to occur immediately prior to the Effective Time (as such term is defined in the Merger Agreement) (such date and time being referred to herein as the “Initial Closing Date”). Upon the satisfaction of the conditions set forth in Article VI, the closing of the purchase and sale of the Second Closing Shares (the “Second Closing” and together with the Initial Closing, the “Closings”) shall take place remotely via exchange of executed documents and funds on the fifteenth Business Day after the Company’s receipt of the Election Notice or at such other time and place as the Company may designate by notice to the Purchaser (such date and time being referred to herein as the “Second Closing Date” and together with the Initial Closing Date, each a “Closing Date”).

(b) Payments. On or prior to the Initial Closing Date, the Purchaser, or any party directed by the Purchaser, shall deliver to the Company the Initial Subscription Amount via wire transfer of immediately available funds to an account designated in writing by the Company or by other means approved by the Company on or prior to the Initial Closing Date. On the Initial Closing Date and following the receipt by the Company of the entire portion of the Initial Subscription Amount payable by the Purchaser, the Company shall issue to the Purchaser book entry shares (or certificates if requested) representing the number of Initial Closing Shares set forth opposite the Purchaser’s name on Annex A, registered in the name of the Purchaser, free and clear of any liens or restrictions (other than those arising under federal and state securities laws and bearing the legend set forth in Section 4.1(b)). After receipt of an Election Notice by the Company and on or prior to the Second Closing Date, the Purchaser shall deliver to the Company the Second Subscription Amount via wire transfer of immediately available funds to an account designated in writing by the Company or by other means approved by the Company on or prior to the Second Closing Date. At the Second Closing, following the receipt by the Company of the entire portion of the Second Subscription Amount payable by the Purchaser, the Company shall issue to the Purchaser book entry shares (or certificates if requested) representing the number of Second Closing Shares set forth opposite the Purchaser’s name on Annex A, registered in the name of the Purchaser, free and clear of any liens or restrictions (other than those arising under federal and state securities laws and bearing the legend set forth in Section 4.1(b)).

2.3 Closing Deliverables.

(a) On or prior to the Initial Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Initial Company Deliverables”):

(i) the Registration Rights Agreement, duly executed by the Company;

(ii) a statement from the Transfer Agent evidencing the issuance of the Initial Closing Shares in the name of the Purchaser by book entry on the stock ledger of the Company (or, if the Initial Closing Shares are to be represented in certificated form, a certificate representing the Initial Closing Shares in the name of the Purchaser as set forth on the Initial Closing Stock Certificate Questionnaire included as Exhibit C-1 hereto (the “Initial Closing Stock Certificate”));

(iii) a legal opinion of Company Counsel, dated as of the Initial Closing Date and in form and substance reasonably satisfactory to the Purchaser, executed by such counsel and addressed to the Purchaser;

(iv) the Company shall have filed with Nasdaq a listing of additional shares form for the listing of the Shares; and

(v) A good standing certificate, issued by the Secretary of State of the State of Delaware, as of a date within three Business Days of the Initial Closing Date, evidencing the good standing of the Company.

(b) On or prior to the Initial Closing, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Initial Purchaser Deliverables”):

(i) the Registration Rights Agreement, duly executed by the Purchaser;

(ii) its Initial Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth in the “Initial Subscription Amount” column opposite the Purchaser’s name in the table set forth on Annex A by wire transfer to the Company;

(iii) a fully completed and duly executed Selling Stockholder Questionnaire in the form attached as Annex B to the Registration Rights Agreement; and

(iv) a fully completed and duly executed Initial Closing Stock Certificate Questionnaire in the form attached hereto as Exhibit B-1 if the Purchaser has requested Initial Closing Stock Certificates.

(c) On or prior to the Second Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Second Company Deliverables”):

(i) a statement from the Transfer Agent evidencing the issuance of the Second Closing Shares in the name of the Purchaser by book entry on the stock ledger of the Company (or, if the Second Closing Shares are to be represented in certificated form, a certificate representing the Second Closing Shares in the name of the Purchaser as set forth on the Second Closing Stock Certificate Questionnaire included as Exhibit B-2 hereto (the “Second Closing Stock Certificate”));

(ii) a legal opinion of Company Counsel, dated as of the Second Closing Date and in form and substance reasonably satisfactory to the Purchaser, executed by such counsel and addressed to the Purchaser; and

(iii) A good standing certificate, issued by the Secretary of State of the State of Delaware, as of a date within three Business Days of the Second Closing Date, evidencing the good standing of the Company.

(d) On or prior to the Second Closing, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Second Purchaser Deliverables”):

(i) its Second Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth in the “Second Subscription Amount” column opposite the Purchaser’s name in the table set forth on Annex A by wire transfer to the Company;

(ii) a correction, if necessary, to any information provided the Company at the Initial Closing with respect to the completed and duly executed Selling Stockholder Questionnaire; and

(iii) a fully completed and duly executed Second Closing Stock Certificate Questionnaire in the form attached hereto as Exhibit B-2 if the Purchaser has requested Second Closing Stock Certificates evidencing the Second Closing Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as previously disclosed in the SEC Reports (as defined below), in any Schedule attached hereto or in the Parent Disclosure Letter (as defined in the Merger Agreement), the Company hereby represents and warrants the following as of the date hereof and each Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to the Purchaser:

(a) Due Organization; Subsidiaries. Except as set forth on Schedule 3.1(a) attached hereto, the Company is a Delaware corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all Contracts by which it is bound. Other than Merger Sub, the Company does not have and never has had any Subsidiaries. Merger Sub is wholly owned by the Company. Each of the Company and its Subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business in the manner in which its business is currently being conducted requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into the Transaction Documents and, subject to receipt of the Parent Stockholder Approval (as such term is defined in the Merger Agreement), to consummate the transactions contemplated hereby or thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, sale, issuance and delivery of the Shares contemplated herein has been taken. Each of the Transaction Documents to which the Company is a party have been (or upon delivery will have been) duly executed and delivered by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. Except as set forth on Schedule 3.1(c) attached hereto, the execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the issuance, sale and delivery of the Shares to be sold by the Company under the Transaction Documents, the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby or thereby (including without limitation, the issuance of the Shares) do not and will not conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement or joint venture agreement to which the Company or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, (ii) subject to receipt of the Parent Stockholder Approval, the Company’s restated certificate of incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or the equivalent document with respect to any of the Company’s Subsidiaries, as amended and as in effect on the date hereof, or (iii) subject to receipt of the Parent Stockholder Approval, any Law applicable to the Company, any of its Subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Filings, Consents and Approvals. Other than (i) pursuant to the Securities Act, the Exchange Act, any similar state securities laws or any rule or regulation of Nasdaq applicable to the Company or by which the Company or any of its properties or assets may be bound, including the registration statement required to be filed by the Registration Rights Agreement and (ii) the Parent Stockholder Approval, neither the Company nor any of its Subsidiaries is required to give any notice to, or make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents.

(e) Issuance of the Shares. The issuance of the Shares has been duly authorized and the Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of any Encumbrances, preemptive rights or restrictions (other than as provided in this Agreement or any restrictions on transfer generally imposed under applicable securities laws).

(f) Capitalization.

(i) As of May 18, 2023 (the “Capitalization Date”), the authorized capital stock of the Company consisted of (x) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of which no shares were issued and outstanding and convertible into shares of Common Stock and no shares were held by the Company as treasury shares, and (y) 12,000,000 shares of Common Stock, 2,906,926 shares of which were issued and outstanding and no shares of which were held by the Company as treasury shares. The Preferred Stock and the Common Stock are collectively referred to herein as the “Capital Stock.” All of the issued and outstanding shares of Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any Encumbrances. As of the Capitalization Date, the Company has 466,684 shares of Common Stock reserved for issuance upon the exercise of outstanding options and 1,177,315 warrants to acquire shares of Common Stock outstanding.

(ii) All of the outstanding share capital of the Company has been duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding shares of Capital Stock or outstanding options or warrants to purchase Capital Stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as otherwise set forth in this Agreement or in the Merger Agreement, or any of the annexes, exhibits or schedules attached thereto, as of the date hereof there are no outstanding options, warrants, rights (including conversion or preemptive rights), agreements, arrangements or commitments of any character, whether or not contingent, relating to the issued or unissued Capital Stock of the Company or obligating the Company to issue or sell any share of Capital Stock of, or other equity interest in, the Company. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

(iii) Effective as of the consummation of the Merger, Morphogenesis will be a wholly-owned Subsidiary of the Company.

(g) SEC Reports; Disclosure Materials. The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Commission under the Exchange Act or the Securities Act since January 1, 2022 (the “SEC Reports”). As of the time it was filed with the Commission (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and as of the time they were filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Financial Statements. As of their respective filing dates, the financial statements (including any related notes) contained or incorporated by reference in the SEC Reports (i) complied as to form in all material respects with the Securities Act and the Exchange Act, as applicable, and the published rules and regulations of the Commission applicable thereto, (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the Commission, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (iii) fairly present, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. Other than as expressly disclosed in the SEC Reports filed prior to the date hereof, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP. Except as set forth in (i) the consolidated financial statements of the Company included in the SEC Reports filed prior to the date hereof, (ii) that certain Advisory Agreement, dated February 22, 2023, by and between the Company and Lennart Olsson (the “Lennart Olsson Agreement”), (iii) that certain Agreement, dated October 6, 2022, by and between the Company and Ladenburg Thalmann & Co. Inc. (the “Ladenburg Agreement”), and (iv) Schedule 3.1(h) attached hereto, as of the date of this Agreement, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the Ordinary Course of Business since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. The books of account and other financial records of the Company and each of its Subsidiaries are true and complete in all material respects.

(i) Independent Accountants. Marcum LLP, who has certified certain financial statements of the Company and delivered its report with respect to the audited financial statements included in the SEC Reports, has at all times since 2014, the date of its engagement by the Company, been (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) to the Company’s Knowledge, “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act and (iii) to the Company’s Knowledge, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the Commission and the Public Accounting Oversight Board thereunder.

(j) Absence of Certain Changes. Except as set forth on Schedule 3.1(j) attached hereto, since December 31, 2022 through the date of this Agreement, other than any Wind-Down Activities (i) there has been no material adverse change to, and no material adverse development in, the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries and (ii) except in connection with the transactions contemplated by the Merger Agreement (including the Stock Dividend, the CVR Distribution and any Catch-Up Dividend (each as defined in the Merger Agreement)) and any Wind-Down Activities, neither the Company nor any of its Subsidiaries has (x) declared or paid any dividends, (y) sold any material assets, individually or in the aggregate, outside of the Ordinary Course of Business or (z) had material capital expenditures, individually or in the aggregate, outside of the Ordinary Course of Business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead any such creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at each Closing, will not be Insolvent (as defined below). For purposes of this Section 3.1(j), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(k) Litigation. As of the date of this Agreement, there is no action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened in writing against the Company or any of its directors and officers that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents or to consummate the transactions contemplated hereby. As of the date of this Agreement, there is no action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened in writing against the Company or any Subsidiary or any of their respective directors and officers, other than any Action that (a) does not involve an amount in controversy in excess of $100,000 and (b) does not seek material injunctive or other non-monetary relief.

(l) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the Bylaws or their organizational charter or bylaws, respectively. Except as set forth in Schedule 3.1(l) attached hereto, as of the date of this Agreement (i) neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) without limiting the generality of the foregoing, except as disclosed in the SEC Reports, the Company is not in violation of any of the rules, regulations or requirements of Nasdaq and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by Nasdaq in the foreseeable future. Except as set forth on Schedule 3.1(l) attached hereto, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Governmental Authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, as of the date of this Agreement, neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(m) Title to Assets. Each of the Company and its Subsidiaries owns, and has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (i) all tangible assets reflected on the financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the SEC Reports and (ii) all other tangible assets reflected in the books and records of the Company as being owned by the Company. All of such assets are owned or, in the case of leased assets, leased by the Company or any of its Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances.

(n) Insurance. Each of the Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims.

(o) Transactions with Affiliates and Employees. Except as set forth on Schedule 3.1(o) attached hereto or in the SEC Reports, since the date of the Company’s last proxy statement filed in 2022 with the SEC through the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

(p) Company’s Accounting System. Except as set forth on Schedule 3.1(p) attached hereto, the Company and each of its Subsidiaries make and keep accurate books and records, maintains disclosure controls and procedures and internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) Sarbanes-Oxley. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(r) No Registration. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby.

(s) Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than payments required under the Ladenburg Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(s) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify, pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(t) Company Not an “Investment Company.” The Company is not, and will not be, immediately after receipt of payment for the Shares, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(u) Registration Rights. Other than the Purchaser, as set forth in the SEC Reports or as contemplated by the Merger Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(v) Listing and Maintenance Requirements. Except as set forth on Schedule 3.1(v) attached hereto, (i) the Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration or listing and (ii) the Company is in compliance in all material respects with the rules and regulations of the Principal Trading Market, in each case, that are applicable to the Company.

(w) Disclosure. The Company confirms that it has not provided, and to the Company’s Knowledge, none of its officers or directors nor any other Person acting on its or their behalf has provided the Purchaser or its respective agents or counsel with any information that it believes constitutes material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 4.4 hereof. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

(x) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, and except with respect to the Capital Stock to be issued pursuant to the Merger Agreement, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(y) Tax Matters. Each of the Company and each of its Subsidiaries has timely filed all income Tax Returns and all other material Tax Returns that were required to be filed by or with respect to it under applicable Law (taking into account any applicable extensions thereof). All such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Law. Subject to exceptions as would not be material, no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is subject to taxation by that jurisdiction. All material amounts of Taxes due and owing by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid. Since the date of the financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the SEC Reports, neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes outside the Ordinary Course of Business.

(z) No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

(aa) Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer, employee, agent, Affiliate or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any non-U.S. or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its Subsidiaries and, to the Company’s Knowledge, the Company’s Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bb) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and, as of the date of this Agreement, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(cc) OFAC. Neither the Company nor its Subsidiaries nor, to the Company’s Knowledge, any of their respective Affiliates, directors, officers or any agent or employee of the Company or its Subsidiaries is subject to any sanctions administered or enforced by the Office of Foreign Assets Control (“OFAC”) of the United States Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person that is the target of sanctions administered or enforced by such authorities or in connection with any country or territory that is the target of country- or territory-wide OFAC sanctions (currently, Iran, Syria, Cuba, North Korea, and the Crimea Region of Ukraine).

(dd) Acknowledgment Regarding Purchaser’s Purchase of the Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(ee) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the any security of the Company to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

(ff) Clinical Data and Regulatory Compliance. Except as set forth on Schedule 3.1(ff) attached hereto, the preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the SEC Reports were conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies; the Company and its Subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or non-U.S. government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the SEC Reports; and the Company and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(gg) No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). Other the any payments under the Ladenburg Agreement, the Company is not aware of any Person (other than any Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares pursuant to this Agreement.

(hh) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Purchaser and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company or other applicable like action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c) Investment Intent.

(i) The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable U.S. state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable U.S. state or other securities laws, provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable U.S. federal, state and other securities laws. The Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(ii) The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity; the Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d) Purchaser Status. At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) General Solicitation. To the Purchaser’s knowledge, the Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f) Purchaser Sophistication. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. The Purchaser further acknowledges that there is no trading market for the Shares.

(g) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

(h) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor any Affiliate of the Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Shares, and (z) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, in the case of the Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement, and to the Purchaser’s representatives or agents, including, but not limited to, the Purchaser’s legal, tax and investment advisors, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(i) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser. No Purchaser shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 3.2(i) that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

(j) Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase the Shares pursuant to the Transaction Documents, and the Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(k) Reliance on Exemptions. The Purchaser understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(l) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(m) Regulation M. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares and other activities with respect to the Shares by the Purchaser.

(n) Beneficial Ownership. The purchase by the Purchaser of the Shares issuable to it at the Closings will not result in the Purchaser (individually or together with any other Person with whom the Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, beneficial ownership in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that such Closings shall have occurred. The Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closings (when added to any other securities of the Company that it or they then own or have the right to acquire), beneficial ownership in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that each Closing shall have occurred.

(o) Residency. The Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below the Purchaser’s name on its signature page hereto.

The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of the Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Shares.

(b) Legends. Certificates and book entry statements evidencing the Shares shall bear, any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO WHICH THIS CONFIRMATION RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR (II) UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED TO THE COMPANY OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, INCLUDING, BUT NOT LIMITED TO, IF SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. The Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between the Purchaser and its pledgee or secured party. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. The Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c) Legend Removal. Upon request of the Purchaser, upon receipt by the Company of an opinion of the Purchaser’s counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the legend to be removed from any certificate or book-entry account for any Shares in accordance with the terms of this Agreement and deliver, or cause to be delivered, to the Purchaser new certificate(s) representing the Shares or a statement from the Transfer Agent showing the book entry of the Shares that are free from all restrictive and other legends or, at the request of the Purchaser, via DWAC transfer to the Purchaser’s account. The Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 4.1(c) is predicated upon the Company’s reliance that the Purchaser will sell any such Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an applicable exemption therefrom.

(d) Acknowledgement. The Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act. While the Registration Statement remains effective, the Purchaser hereunder may sell the Shares in accordance with the plan of distribution contained in the Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. The Purchaser agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Shares is not effective or that the prospectus included in such Registration Statement is no longer compliant with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Shares until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless the Purchaser is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and the Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section 4.1(d) and the Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this Section 4.1(d).

4.2 Furnishing of Information. In order to enable the Purchaser to sell the Shares under Rule 144, during the Reporting Period, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During the Reporting Period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares under Rule 144.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction; provided, however, that this Section 4.3 shall not limit the Company’s right to issue shares of Capital Stock pursuant to the Merger Agreement.

4.4 Securities Laws Disclosure; Publicity. By 9:00 a.m., New York City time, on the Trading Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) disclosing all material terms of the transactions contemplated hereby. On or before 5:30 p.m., New York City time, on the fourth Business Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or an Affiliate of the Purchaser, or include the name of the Purchaser or an Affiliate of the Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by U.S. federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement or (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Commission’s staff or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the Press Release. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.4, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction); provided, however, any disclosure may be made by the Purchaser to the Purchaser’s representatives or agents, including, but not limited to, the Purchaser’s legal, tax and investment advisors. In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents on the one hand, and the Purchaser or any of its Affiliates, on the other hand, shall terminate and be of no further force or effect.

4.5 Anti-takeover Terms. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “interested stockholder” under Section 203 of the Delaware General Corporation Law or that the Purchaser could be deemed to trigger the provisions of any poison pill or anti-takeover plan or arrangement, to the extent solely by virtue of receiving the Shares under the Transaction Documents.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of the Purchaser, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital and general corporate purposes.

4.8 Principal Trading Market Listing. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Shares to be approved for listing on the Principal Trading Market as promptly as possible thereafter.

4.9 Form D. The Company agrees to timely file a Form D with respect to the Shares, as required under Regulation D.

4.10 Short Sales and Post-Closing Confidentiality. The Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced as required by and described in Section 4.4 or (ii) this Agreement is terminated in full. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents; provided, however, any disclosure may be made to the Purchaser’s representatives or agents, including, but not limited to, the Purchaser’s legal, tax and investment advisors.

Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4; provided, however, the Purchaser agrees that it will not enter into any Net Short Sales (as hereinafter defined) during the Reporting Period. For purposes of this Section 4.10, a “Net Short Sale” by the Purchaser shall mean a sale of Common Stock by the Purchaser that is marked as a short sale and that is made at a time when there is no Equivalent Offsetting Long Position in Common Stock (as hereinafter defined) held by the Purchaser. For purposes of this Section 4.10, an “Equivalent Offsetting Long Position in Common Stock” means, with respect to the Purchaser, all shares of Common Stock (A) that are owned by the Purchaser and (B) that would be issuable upon conversion, exchange or exercise of the Shares and any other options or convertible securities then held by the Purchaser, if any, without giving effect to any limitation on conversion, exchange or exercise set forth therein. Notwithstanding the foregoing, in the event that the Purchaser has sold Shares pursuant to Rule 144 prior to the Effective Date of the initial Registration Statement and the Company has failed to deliver certificates without legends prior to the settlement date for such sale (assuming that such certificates are requested by Purchaser and meet the requirements set forth in Section 4.1(c) for the removal of legends), the provisions of this Section 4.10 shall not prohibit the Purchaser from entering into Net Short Sales for the purpose of delivering shares of Common Stock in settlement of such sale. The Purchaser understands and acknowledges that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

ARTICLE V
CONDITIONS PRECEDENT TO INITIAL CLOSING

5.1 Conditions Precedent to the Obligations of the Purchaser to Purchase the Shares. The obligation of the Purchaser to acquire the Initial Closing Shares at the Initial Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Initial Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all respects as of the date when made and as of the Initial Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all respects as of such specified date, except in each case, or in the aggregate, where the failure to be so true and correct would not reasonably be expected to have a Material Adverse Effect (without giving effect to any references therein to any Material Adverse Effect or other materiality qualifications).

(b) Performance. The Company shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Initial Closing.

(c) No Injunction. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Authority that, in any such case, prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

(d) Initial Company Deliverables. The Company shall have delivered the Initial Company Deliverables in accordance with Section 2.3(a).

(e) Merger. All conditions precedent to the Closing (as defined in the Merger Agreement) set forth in the Merger Agreement, as it may be amended from time to time, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the Closing (as defined in the Merger Agreement), including payment of the Initial Subscription Amount to the Company).

5.2 Conditions Precedent to the Obligations of the Company. The Company’s obligation to issue the Initial Closing Shares at the Initial Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Initial Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Initial Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. The Purchaser shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Initial Closing.

(c) No Injunction. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Authority that, in any such case, prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

(d) Initial Purchaser Deliverables. The Purchaser shall have delivered its Initial Purchaser Deliverables in accordance with Section 2.3(b).

(e) Merger. All conditions precedent to the Closing (as defined in the Merger Agreement) set forth in the Merger Agreement, as it may be amended from time to time, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the Closing (as defined in the Merger Agreement), including payment of the Initial Subscription Amount to the Company).

ARTICLE VI
CONDITIONS PRECEDENT TO SECOND CLOSING

6.1 Conditions Precedent to the Obligations of the Purchaser to Purchase the Shares. The obligation of the Purchaser to acquire the Second Closing Shares at the Second Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Second Closing Date, of each of the following conditions, any of which may be waived by the Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all respects as of the date when made and as of the Second Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all respects as of such specified date, except in each case, or in the aggregate, where the failure to be so true and correct would not reasonably be expected to have a Material Adverse Effect (without giving effect to any references therein to any Material Adverse Effect or other materiality qualifications).

(b) Performance. The Company shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Second Closing.

(c) No Injunction. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Authority that, in any such case, prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

(d) Second Company Deliverables. The Company shall have delivered the Second Company Deliverables in accordance with Section 2.3(c).

6.2 Conditions Precedent to the Obligations of the Company. The Company’s obligation to issue the Second Closing Shares at the Second Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Second Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Second Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. The Purchaser shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Second Closing.

(c) No Injunction. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Authority that, in any such case, prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

(d) Second Purchaser Deliverables. The Purchaser shall have delivered its Second Purchaser Deliverables in accordance with Section 2.3(d).

(e) Election Notice. The Company shall have received a valid Election Notice pursuant to the terms hereof on or before the six month anniversary of the Initial Closing Date.

ARTICLE VII
MISCELLANEOUS

7.1 Fees and Expenses. The Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance and sale of the Shares to the Purchaser.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after each of the Closings, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e mail upon written confirmation of receipt by e mail or otherwise, (b) on the first Trading Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Trading Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:	CohBar, Inc.
1455 Adams Drive, Suite 1308
Menlo Park, CA 94025
Attention: Joe Sarret
With a copy to:	Gibson, Dunn & Crutcher LLP
555 Mission Street
San Francisco, CA 94105-0921
Attention: Ryan A. Murr, Esq. and Branden C. Berns, Esq.
If to the Purchaser:	To the address set forth under the Purchaser’s name on the signature page hereof or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. For the avoidance of doubt, if a Second Closing has not occurred, “Shares” shall mean the Initial Closing Shares issued in the Initial Closing and if and after a Second Closing has occurred, “Shares” shall mean, in aggregate, the Initial Closing Shares and the Second Closing Shares issued in the Initial Closing and the Second Closing, respectively. Any information set forth in any Schedule attached hereto or included in the Parent Disclosure Letter (as defined in the Merger Agreement) shall be deemed to apply to and qualify each section or subsection of the Agreement to which the relevance of such information is reasonably apparent on the face of such disclosure.

7.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser. The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any Shares in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to transferred Shares, by the terms and conditions of this Agreement that apply to the “Purchaser”.

7.7 Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.8 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

7.9 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

7.10 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.11 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the each of the Closings and the delivery of the Shares.

7.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e- mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.13 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.14 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.15 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company may issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.16 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

7.17 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.18 Adjustments in Share Numbers and Prices. Except for the Stock Dividend and the Catch-Up Dividend (each as defined in the Merger Agreement) and any other issuance, dividend or distribution contemplated by the CVR Agreement (as defined in the Merger Agreement), in the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to one of the Closings, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

7.19 Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Agreement; or (b) such date and time as the Merger Agreement is terminated in accordance with its terms; provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach and (ii) the provisions of ARTICLE VII of this Agreement will survive any termination of this Agreement and continue indefinitely. The Company shall notify the Purchaser of the termination of the Merger Agreement promptly after the termination of such agreement. For the avoidance of doubt, any failure by Purchaser to consummate the Initial Closing or the Second Closing in accordance with Section 2.2(a) shall be a willful breach.

7.20 Waiver of Potential Conflicts of Interest. The Purchaser and the Company acknowledge that Gibson, Dunn & Crutcher, LLP (“Gibson Dunn”) may have represented and may currently represent the Purchaser. In the course of such representation, Gibson Dunn may have come into possession of confidential information relating to the Purchaser. The Purchaser and the Company acknowledge that Gibson Dunn is representing only the Company in this transaction. By executing this Agreement, the Purchaser and the Company hereby waive any actual or potential conflict of interest which has or may arise as a result of Gibson Dunn’s representation of such persons and entities, and represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COHBAR, INC.

By:	/s/ Joseph J. Sarret
Name: Joseph J. Sarret
Title: Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

K&V INVESTMENT TWO, LLC:

	By:	/s/ Vijay Patel
	Name:	Vijay Patel
	Title:	Manager

Tax ID No.: [* * *]

Address for Notice:

[* * *]

Telephone No.: [* * *]
Facsimile No.:
E-mail Address: [* * *]
Attention:

Delivery Instructions:
(if different than above)
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:

[Signature Page to Stock Purchase Agreement]

Annex A: Schedule of Purchaser Commitments

EXHIBITS:

A:	Form of Registration Rights Agreement

B-1:	Initial Closing Stock Certificate Questionnaire

B-2:	Second Closing Stock Certificate Questionnaire

C:	Merger Agreement

Annex A

SCHEDULE OF PURCHASER COMMITMENTS

Purchaser	Initial Number of Shares Purchased (Initial Closing Shares)	Initial Subscription Amount	Second Number of Shares Purchased (Second Closing Shares)	Second Subscription Amount
K&V Investment Two, LLC	7,500,000 (subject to adjustment pursuant to Section 7.18)	$15,000,000	7,500,000 (subject to adjustment pursuant to Section 7.18)	$15,000,000

Annex A – Page 1

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit 10.2

Exhibit A – Page 1

Exhibit B-1

INITIAL CLOSING STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 2.3(b)(iv) of the Agreement, please provide us with the following information:

1.	The exact name that the Shares are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The U.S. Tax Identification Number (or, if an individual, the U.S. Social Security Number) of the Registered Holder listed in response to Item 1 above:

Exhibit B-1 – Page 1

Exhibit B-1

EXHIBIT B-2

SECOND CLOSING STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 2.3(d)(iii) of the Agreement, please provide us with the following information:

1.	The exact name that the Shares are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The U.S. Tax Identification Number (or, if an individual, the U.S. Social Security Number) of the Registered Holder listed in response to Item 1 above:

Exhibit B-2 – Page 1

Exhibit C

MERGER AGREEMENT

Exhibit 2.1

Exhibit C – Page 1